Exhibit 2.1

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

This Contribution, Conveyance and Assumption Agreement (this “Agreement”), effective as of November 8, 2017 (the “Effective Date”), is by and among Andeavor Logistics LP, a Delaware limited partnership (the “Partnership”), Tesoro Logistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Tesoro Logistics Operations LLC, a Delaware limited liability company (the “Operating Company”), Andeavor, a Delaware corporation (“Andeavor”), and Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”). The above-named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, TRMC is the owner of approximately 1.1 million barrels of crude oil and other feedstock storage tankage and approximately 2.8 million barrels of refined product storage tankage located at TRMC’s refinery in Anacortes, Washington (the “Anacortes Refinery”), including gasoline blending facilities, together with all related equipment, pipeline interconnections, laboratories and ancillary facilities used for the operation thereof, and all permits and licenses related to such tankage and other facilities (but excluding the two refinery water reservoirs located to the southeast of such tankage) to the extent assignable and to the extent used in connection with the ownership and operation of the assets described above, which assets are listed in detail on Exhibit A-1 hereto (the “Tankage”), which is connected to the Anacortes Marine Terminal (as defined below);

WHEREAS, TRMC is also the owner of all of its leasehold interest in the Anacortes Marine Terminal Facility, a dual-berth dock that (i) serves as the main shipping and receiving point for the Anacortes Refinery for the transfer of waterborne crude oil, non-crude feedstocks, black oils and light petroleum products and (ii) is directly connected to the Anacortes Refinery’s crude oil and refined products tankage, and all permits and licenses related to such terminal facility (the “Anacortes Marine Terminal”);

WHEREAS, TRMC is also the owner of a rail terminal for the loading and unloading of crude oil and other heavy feedstocks from manifest railcars, together with certain rail lines connected thereto and railcar storage tracks, all related equipment and ancillary facilities used for the operation thereof, and all permits and licenses related to such rail terminal and trackage, to the extent assignable, which assets are listed in detail on Exhibit A-2 hereto (the “Manifest Rail Rack and Trackage”);

WHEREAS, TRMC is also the owner of pipelines for the transfer of crude oil, non-crude feedstocks, black oils and light petroleum products between the Tankage and the Anacortes light products and LPG terminal, the Anacortes Marine Terminal (to the extent permitted under TRMC’s lease), the Manifest Rail Rack and Trackage, the Anacortes Crude Oil Offloading Facility (the “CROF”) and third-party pipeline facilities (including the six 16-inch pipelines that deliver refined products from the Tankage to the Olympic Pipeline Manifold and the 12-inch pipeline that delivers crude oil from the manifold of Kinder Morgan’s TransMountain Pipeline to the Tankage (collectively, the “Short-Haul Pipelines”)), all related equipment and ancillary facilities used for the operation thereof, and all permits and licenses related to such pipelines, to the extent assignable and to the extent used in connection with the ownership and operation of the assets described above, which assets are listed in detail on Exhibit A-3 hereto (the “Pipelines”);

WHEREAS, TRMC is also the owner of certain real property on which the Parties expect construction of a marine vapor combustion unit to occur, which real property is described in the first amendment to that certain ground lease relating to a portion of the Anacortes Refinery dated as of July 1, 2014 by and between TRMC and the Operating Company to be entered into connection with the transactions contemplated hereunder (the “MVCU Land”); and

WHEREAS, TRMC desires to contribute the Assets (as defined below) to the General Partner, which the General Partner desires to contribute to the Partnership and the Partnership desires to contribute to the Operating Company, and concurrently with the contribution of the Assets, TRMC and the Operating Company desire to enter into the Contracts (as defined below), all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized terms used herein have the respective meanings ascribed to such terms below:

“Affiliates” has the meaning set forth in the Partnership Agreement.

“Agreement” has the meaning set forth in the introduction to this Agreement.

“Anacortes Marine Terminal” has the meaning set forth in the Recitals.

“Anacortes Refinery” has the meaning set forth in the Recitals.

“Andeavor” has the meaning set forth in the introduction to this Agreement.

“Anacortes Manifest Rail Terminalling Services Agreement” means the Anacortes Manifest Rail Services Agreement by and among TRMC, the Operating Company, the Partnership and the General Partner.

“Anacortes Marine Terminal Operating Agreement” means that certain Anacortes Marine Terminal Operating Agreement to be effective at the Effective Time by and among TRMC, the Operating Company, the Partnership and the General Partner.

“Anacortes Storage Services Agreement” means the Anacortes Storage Services Agreement – Anacortes II with respect to the Tankage by and among TRMC, the Operating Company, the Partnership and the General Partner.

“Assets” means (i) the Tankage, (ii) the Manifest Rail Rack and Trackage and (iii) the Pipelines.

“Assignment” means the Assignment and Assumption Agreement among TRMC, the Operating Company and BNSF Railway Company.

“Bill of Sale” means that certain Bill of Sale, Assignment and Assumption effective as of the Effective Time, among TRMC, the General Partner, the Partnership and the Operating Company, with respect to the Assets.

“Cash Consideration” has the meaning set forth in Section 2.2(b).

“CROF” has the meaning set forth in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Conflicts Committee” has the meaning set forth in the Partnership Agreement.

“Contracts” means (i) the Anacortes Storage Services Agreement, (ii) the Anacortes Marine Terminal Operating Agreement, (iii) the Anacortes Manifest Rail Terminalling Services Agreement, (iv) the Pipeline Transportation Services Agreement – Anacortes Short Haul Pipelines, (v) the Sublease Rights and Escrow Agreement, (vi) the Ground Leases and (vii) the Assignment.

“Debt-Financed Cash Consideration” has the meaning set forth in Section 2.2(c).

“Effective Date” has the meaning set forth in the introduction to this Agreement.

“Effective Time” means 12:01 a.m. Central Time on the Effective Date.

“Equity Consideration” has the meaning set forth in Section 2.2(b).

“Excluded Assets and Liabilities” means those certain assets and properties (including any and all petroleum and hydrocarbon inventory) and certain responsibilities, coverages and liabilities that might otherwise be considered as part of the Assets or the Contracts but are being retained by TRMC and are not being contributed, transferred or assumed to or by the General Partner, the Partnership or the Operating Company as part of the transactions contemplated by this Agreement, as set forth on Exhibit C to this Agreement.

“General Partner” has the meaning set forth in the introduction to this Agreement.

“General Partner Contribution” has the meaning set forth in Section 2.2(a).

“Ground Leases” means (a) the ground lease between TRMC and the Operating Company with respect to the real property underlying the Tankage; (b) the second amendment to that certain ground lease relating to a portion of the Anacortes Refinery dated as of November 15, 2012, in order to expand the premises covered by such lease to include certain additional rail facility premises; (c) the first amendment to that certain ground lease relating to a portion of the Anacortes Refinery dated as of July 1, 2014 by and between TRMC and the Operating Company in order to expand the premises covered by such lease to include a future marine vapor combustion unit area.

“Intended Tax Treatment” has the meaning set forth in Section 4.2(a).

“Manifest Rail Rack and Trackage” has the meaning set forth in the Recitals.

“Material Adverse Effect” has the meaning set forth in Section 3.4(a).

“MVCU Land” has the meaning set forth in the Recitals.

“Omnibus Agreement” means that certain Fourth Amended and Restated Omnibus Agreement dated as of October 30, 2017, among Andeavor, TRMC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, the General Partner and the Partnership, as such agreement (and the Schedules thereto) may be amended, supplemented or restated from time to time.

“Operating Company” has the meaning set forth in the introduction to this Agreement.

“Partnership” has the meaning set forth in the introduction to this Agreement.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 30, 2017, as such agreement may be amended, supplemented or restated from time to time.

“Partnership Contribution” has the meaning set forth in Section 2.3.

“Partnership Group” has the meaning set forth in the Omnibus Agreement.

“Party” or “Parties” have the meanings given to those terms in the introduction to this Agreement.

“Permitted Liens” has the meaning set forth in Section 2.1(a).

“Pipelines” has the meaning set forth in the Recitals.

“Purchase Price” means $445,000,000.

“Secondment and Logistics Services Agreement” means that certain Amended and Restated Secondment and Logistics Services Agreement dated as of October 30, 2017, as may be amended, modified or supplemented from time to time, among Andeavor, Tesoro Companies, Inc., TRMC, Tesoro Alaska Company LLC, Carson Cogeneration Company, Tesoro Great Plains Holdings Company LLC, Tesoro Great Plains Midstream LLC, Tesoro Great Plains Gathering & Marketing LLC, BakkenLink Pipeline LLC, ND Land Holdings LLC, Dakota Prairie Refining Company, Western Refining Inc., Western Refining GP, LLC, Western Refining Southwest, Inc.

Western Refining Company, L.P., NT InterHold Co. LLC, Northern Tier Energy GP LLC, Northern Tier Energy LP, Northern Tier Energy LLC, St. Paul Park Refining Co. LLC, Northern Tier Oil Transport LLC, Western Refining Conan Gathering Holdings, LLC, Western Refining Conan Gathering, LLC, Western Refining Delaware Basin Storage, LLC, the Partnership, the General Partner, the Operating Company, Tesoro Logistics Pipelines LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC, Tesoro Alaska Pipeline Company LLC, Tesoro SoCal Pipeline Company LLC, Tesoro Alaska Terminals LLC, Andeavor Field Services, LLC, Andeavor Midstream Partners GP, LLC, Andeavor Midstream Partners Operating, LLC, Andeavor Gathering I, LLC, Rendezvous Pipeline Company, LLC, Green River Processing, LLC, Three Rivers Gathering LLC, Uinta Basin Field Services LLC, Rendezvous Gas Services LLC, Western Refining Logistics, LP, Western Refining Logistics GP, LLC, WNRL Energy GP, LLC, Western Refining Pipeline, LLC, Western Refining Wholesale, LLC, Western Refining Terminals, LLC and Western Refining Product Transport, LLC.

“Short-Haul Pipelines” has the meaning set forth in the Recitals.

“Sublease Rights and Escrow Agreement” means the Sublease Rights and Escrow Agreement among TRMC, the General Partner, the Partnership and the Operating Company.

“Tankage” has the meaning set forth in the Recitals.

“Transaction Documents” has the meaning set forth in Section 3.4(a).

“Transportation Services Agreement – Anacortes Short Haul Pipelines” means the Pipeline Services Agreement with respect to the Short-Haul Pipelines between TRMC, the Operating Company, the Partnership and the General Partner.

“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

“TRMC” has the meaning set forth in the introduction to this Agreement.

“TRMC Contribution” has the meaning set forth in Section 2.1(a).

ARTICLE II

CONTRIBUTIONS AND ACKNOWLEDGEMENTS

Section 2.1 Conveyance by TRMC to the General Partner.

(a) Effective as of immediately prior to the Effective Time, TRMC hereby assigns, transfers, contributes, grants, bargains, conveys, sets over and delivers to the General Partner, its successors and its assigns, for its and their own use forever, the entire right, title, interest, responsibilities, coverages and liabilities of TRMC in and to the Assets, including any responsibilities, coverages and liabilities under any permit or license included in the Assets, free and clear of all liens and encumbrances of any kind or nature, other than as set forth on Exhibit B to this Agreement (the “Permitted Liens”). In addition, concurrently with the contribution of the Assets, TRMC is also executing and delivering the Contracts to which it is party. The contribution of the Assets and execution and delivery of the Contracts described in this Section 2.1(a) shall be referred to in this Agreement as the “TRMC Contribution.”

(b) TRMC makes the TRMC Contribution in exchange for the issuance as of the Effective Date of an additional membership interest in the General Partner equal to the percentage increase in the capital of the General Partner based on the value of the TRMC Contribution as a contribution to the capital of the General Partner.

(c) The General Partner herby accepts the TRMC Contribution as a contribution to the capital of the General Partner.

(d) The Parties hereby acknowledge that the Excluded Assets and Liabilities are being retained by TRMC and are not being contributed or transferred as part of the TRMC Contribution.

Section 2.2 Conveyance by the General Partner to the Partnership and Payment of the Purchase Price.

(a) Effective as of the Effective Time, the General Partner hereby assigns, transfers, contributes, grants, bargains, conveys, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, the entire right, title, interest, responsibilities, coverages and liabilities of the General Partner in and to the Assets, including any responsibilities, coverages and liabilities under any permit or license included in the Assets, free and clear of all liens and encumbrances of any kind or nature, other than the Permitted Liens. In addition, concurrently with the contribution of the Assets, the General Partner is also executing and delivering the Contracts to which it is party. The contribution of the Assets and execution and delivery of the Contracts described in this Section 2.2(a) shall be referred to in this Agreement as the “General Partner Contribution.”

(b) The General Partner shall make the General Partner Contribution in exchange for the distribution or issuance by the Partnership of the following as of the Effective Time in consideration of the conveyance and transfer of the Assets:

(i) a distribution of cash equal to ninety percent (90%) of the Purchase Price (the “Cash Consideration”); and

(ii) the issuance to the General Partner of such number of Common Units with an aggregate value equal to ten percent (10%) of the Purchase Price (the “Equity Consideration”), which number of Common Units, rounded down to the next lowest number of whole units, shall be (A) the amount of the Equity Consideration, divided by (B) the average closing price of the Common Units for the last ten (10) trading days prior to the Effective Date.

(c) To effect the distribution of the Cash Consideration, the Partnership shall borrow an amount equal to the Cash Consideration (the “Debt-Financed Cash Consideration”) under indebtedness for which no partner of the Partnership or any related person other than

Andeavor bears the economic risk of loss (as defined by Treasury Regulations Section 1.752-2) and the Partnership shall cause the proceeds of such indebtedness to be wire transferred to the General Partner on behalf of the Partnership directly from the applicable lender to an account designated by the General Partner.

(d) After the distribution of the Cash Consideration to the General Partner by the Partnership, the General Partner shall provide a loan of up to that amount to Andeavor and Andeavor shall execute and deliver a ten-year promissory note in favor of the General Partner to evidence the funds loaned by the General Partner to Andeavor.

(e) The Partnership hereby accepts the General Partner Contribution as a contribution to the capital of the Partnership.

Section 2.3 Conveyance by the Partnership to the Operating Company. Effective immediately after the General Partner Contribution, the Partnership hereby assigns, transfers, contributes, grants, bargains, conveys, sets over and delivers to the Operating Company, its successors and its assigns, for its and their own use forever, the entire right, title, interest, responsibilities, coverages and liabilities of the Partnership in and to the Assets, including any responsibilities, coverages and liabilities under any permit or license included in the Assets, free and clear of all liens and encumbrances of any kind or nature, other than the Permitted Liens. In addition, concurrently with the contribution of the Assets, the Partnership and the Operating Company are also executing and delivering the Contracts to which they are parties. The contribution of the Assets and execution and delivery of the Contracts described in this Section 2.3 shall be referred to in this Agreement as the “Partnership Contribution.” The Partnership hereby makes the Partnership Contribution as a capital contribution to the capital of the Operating Company and the Operating Company hereby accepts the Partnership Contribution as a contribution to the capital of the Operating Company.

Section 2.4 Actions and Deliveries on the Effective Date. The Parties acknowledge that the following actions and deliveries have occurred:

(a) receipt by the Parties of all permits, consents, approvals, authorizations, orders, registrations, filings or qualifications of or with any court, governmental agency or body having jurisdiction over the Parties required in connection with the execution, delivery and performance of the Transaction Documents;

(b) the execution and delivery by the respective parties thereto of the following documents:

(i) the Bill of Sale, substantially in the form attached hereto as Exhibit D, pursuant to which TRMC and the Partnership assign and convey the Assets;

(ii) the Anacortes Storage Services Agreement, substantially in the form attached hereto as Exhibit E-1, and the service order related thereto, substantially the form attached hereto as Exhibit E-2;

(iii) the Anacortes Marine Terminal Operating Agreement, substantially in the form attached hereto as Exhibit F-1, and the service order related thereto, substantially in the form attached hereto as Exhibit F-2;

(iv) the Anacortes Manifest Rail Terminalling Services Agreement, substantially in the form attached hereto as Exhibit G-1, and the service orders related thereto, substantially in the form attached hereto as Exhibit G-2 and Exhibit G-3;

(v) the Transportation Services Agreement – Anacortes Short Haul Pipelines, substantially in the form attached hereto as Exhibit H-1, and the service order related thereto, substantially in the form attached hereto as Exhibit H-2;

(vi) the Ground Leases, substantially in the form attached hereto as Exhibit I-1, Exhibit I-2 and Exhibit I-3;

(vii) the Assignment, substantially in the form attached hereto as Exhibit J;

(viii) an applicable service order to the Secondment and Logistics Services Agreement, substantially in the form attached hereto as Exhibit K;

(ix) First Amended and Restated Schedules to the Omnibus Agreement among Andeavor, TRMC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, the General Partner and the Partnership, substantially in the form attached hereto as Exhibit L;

(x) Amendment No. 6 to the Second Amended and Restated Limited Liability Company Agreement of the General Partner among the General Partner, Andeavor, TRMC and Tesoro Alaska Company LLC, substantially in the form attached hereto as Exhibit M;

(xi) a ten-year promissory note, substantially in the form attached hereto as Exhibit N, by Andeavor in favor of the General Partner to evidence the funds loaned by the General Partner to Andeavor pursuant to Section 2.2(d):

(xii) a debt indemnification agreement, substantially in the form attached hereto as Exhibit O;

(xiii) the Sublease Rights and Escrow Agreement, substantially in form attached hereto as Exhibit P;

(xiv) a closing escrow agreement, substantially in the form attached hereto as Exhibit Q, to effect the closing into escrow with McGuireWoods LLP of all the Transaction Documents related to the contribution of the Assets; and

(xv) all other documents and instruments necessary or appropriate to convey the Assets to the Operating Company.

(c) the Conflicts Committee of the General Partner has received a fairness opinion from Piper Jaffray & Co., the financial advisor to the Conflicts Committee.

ARTICLE III

REPRESENTATIONS

Section 3.1 Representations of TRMC. TRMC hereby represents and warrants to the General Partner, the Partnership and the Operating Company as follows:

(a) The Tankage, the Anacortes Marine Terminal, the Manifest Rail Rack and Trackage and the Pipelines are each in good working condition, suitable for the purposes for which they are being used in accordance with accepted industry standards and all applicable laws and regulations.

(b) TRMC has title to each of the Tankage, the Manifest Rail Rack and Trackage, the Pipelines and the real property underlying the Tankage, the Manifest Rail Rack and Trackage and the Pipelines, free and clear of all liens and encumbrances of any kind or nature, other than the Permitted Liens. TRMC has title to each of the Tankage, the Manifest Rail Rack and Trackage, the Pipelines and the real property underlying the Tankage, the Manifest Rail Rack and Trackage and the Pipelines, in each case, that is sufficient to operate each such Asset in accordance with its intended and historical use, subject to all recorded matters and all physical conditions in existence and, with respect to the real property underlying the Tankage, the Manifest Rail Rack and Trackage and the Pipelines, sufficient to grant a valid leasehold in such real property to the Operating Company pursuant to the Ground Leases.

(c) To TRMC’s knowledge, after reasonable investigation, there are no terms in any agreements included in the Assets or the Contracts that would materially impair the rights granted to the General Partner or the Partnership Group pursuant to the transactions contemplated by this Agreement.

Section 3.2 Representation of the General Partner. The General Partner hereby represents and warrants to TRMC that the General Partner has full power and authority to act as general partner of the Partnership in all material respects.

Section 3.3 Representation of the Partnership. The Partnership hereby represents and warrants to the General Partner and Andeavor that the Common Units of the Partnership issued to the General Partner pursuant to Section 2.2(b) have been duly authorized for issuance and sale to the General Partner and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware Limited Partnership Act).

Section 3.4 Representations of the Parties. Each Party represents and warrants, severally as to only itself and not jointly, to the other Parties as follows:

(a) The applicable Party has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its obligations under this Agreement and the other documents contemplated herein (the “Transaction Documents”) to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased and to conduct its business. The applicable Party is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or registered would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of such Party (a “Material Adverse Effect”).

(b) The applicable Party has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and perform its respective obligations thereunder. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the applicable Party or any of its stockholders, members or partners for the execution and delivery by the applicable Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby has been validly taken.

(c) For the applicable Party, each of the Transaction Documents to which it is a party is a valid and legally binding agreement of such Party, enforceable against such Party in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) that the indemnity, contribution and exoneration provisions contained in any of the Transaction Documents may be limited by applicable laws and public policy.

(d) Neither the execution, delivery and performance of the Transaction Documents by the applicable Party that is a party thereto nor the consummation of the transactions contemplated by the Transaction Documents conflict or will conflict with, or result or will result in, a breach or violation of or a default under (or an event that, with notice or lapse of time or both would constitute such an event), or imposition of any lien, charge or encumbrance upon any property or assets of any of the applicable Party pursuant to (i) the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of the applicable Party, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the applicable Party is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the applicable Party of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Party or any of its properties in a proceeding to which it or its property is a party, except in the case of clause (ii), liens, charges or encumbrances arising under security documents for the collateral pledged under such Party’s applicable credit agreements and except in the case of clause (iii), where such breach or violation would not reasonably be expected to have a Material Adverse Effect.

(e) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over the applicable Party or any of its properties or assets is required in connection with the execution, delivery and performance of the Transaction Documents by the applicable Party, the execution, delivery and performance by the applicable Party that is a party thereto of its respective obligations under the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents other than (i) any filing related to the sale of the Common Units under this Agreement with federal or state securities laws authorities, (ii) consents that have been obtained and (iii) consents where the failure to obtain such consent would not reasonably be expected to have a Material Adverse Effect.

(f) No action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving the applicable Party or its property is pending or, to the knowledge of the applicable Party, threatened or contemplated that (i) would individually or in the aggregate reasonably be expected to have a material adverse effect on the performance of the Transaction Documents or the consummation of any of the transactions contemplated therein, or (ii) would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

COVENANTS

Section 4.1 Further Assurances.

(a) From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so contributed and assigned (including any actions required to effect the assignment and conveyance of the Assets and the Contracts as contemplated herein), and (iii) more fully and effectively to carry out the purposes and intent of this Agreement.

(b) To the extent any permits related to the Assets or the Contracts may not be assigned or transferred without the consent of a third party that has not been obtained at the Effective Time despite the exercise by TRMC of its reasonable best efforts, this Agreement shall not constitute an agreement to assign or transfer such permit if an attempted assignment or transfer would constitute a breach thereof or be unlawful. In that case, TRMC, to the maximum extent permitted by law, (a) shall act after the Effective Time as the Operating Company’s agent to obtain for the Operating Company the benefits thereunder, and (b) shall cooperate, to the maximum extent permitted by applicable law, with the Operating Company in any other reasonable arrangement designed to provide those benefits to the Operating Company, including by agreeing to remain liable under any applicable permit. Nothing contained in this Section 4.1(b) shall relieve TRMC of its obligations under any other provisions of this Agreement.

Section 4.2 Tax Covenants.

(a) The Parties intend that for U.S. federal income tax purposes (the “Intended Tax Treatment”):

(i) the TRMC Contribution shall be disregarded as a result of TRMC and the General Partner each being disregarded as an entity separate from Andeavor for U.S. federal income tax purposes;

(ii) the General Partner Contribution shall be treated as a contribution by Andeavor (as a result of the General Partner being disregarded as an entity separate from Andeavor for U.S. federal income tax purposes) pursuant to Section 721(a) of the Code, subject to Section 707 of the Code, with the distribution of the Debt-Financed Cash Consideration qualifying as a “debt-financed transfer” under Treasury Regulations Section 1.707-5(b); and

(iii) any Cash Consideration, not otherwise treated as related to an agreement governed by Section 467 of the Code, that exceeds the amount of Andeavor’s “allocable share” of the liability incurred in order to fund the Partnership’s debt-financed transfer, according to Treasury Regulation Section 1.707-5(b), shall be treated (1) as a reimbursement of preformation expenditures within the meaning of Treasury Regulations Sections 1.707-4(d) to the greatest extent applicable, and (2) in a transaction subject to treatment under Section 707(a) of the Code, and its implementing Treasury Regulations, as in part a sale, and in part a contribution, by Andeavor of the Assets.

(b) Except with the prior written consent of the General Partner or as otherwise required by applicable law following a final determination by the U.S. Internal Revenue Service or a governmental authority with competent jurisdiction, the Parties agree to file all tax returns and otherwise act at all times in a manner consistent with the Intended Tax Treatment, including disclosing the distribution of the Debt-Financed Cash Consideration in accordance with the requirements of Treasury Regulations Section 1.707-3(c)(2).

ARTICLE V

MISCELLANEOUS

Section 5.1 Costs. Each Party shall pay its own costs and expenses with respect to the transactions contemplated by this Agreement; except as follows:

(a) the Partnership and TRMC shall each pay one-half of (i) the sales, use and similar transfer taxes arising out of the contributions, conveyances and deliveries to be made under ARTICLE II, (ii) all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith, (iii) legal fees and costs of McGuireWoods LLP, Latham & Watkins LLP and Pillsbury Winthrop Shaw Pittman LLP, and (iv) any other customary closing costs associated with the contributions of the Assets; and

(b) the Partnership shall pay all of the costs and expenses of the conflicts committee of the board of directors of the General Partner, including, but not limited to, the advisory and legal fees and costs of Andrews Kurth Kenyon LLP and Piper Jaffray & Co.

Section 5.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 5.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 5.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 5.5 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile or .pdf copies) with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 5.6 Applicable Law; Forum, Venue and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law. Each of the Parties (a) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in any federal court of competent jurisdiction situated in the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Bexar County, Texas, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims, (b) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, of the district court of Bexar County, Texas in connection with any such claim, suit, action or proceeding, (c) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (i) it is not personally subject to the jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or the district court of Bexar County, Texas, or of any other court to which proceedings in such courts may be appealed, (ii) such claim, suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such claim, suit, action or proceeding is improper, (d) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding and (e) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder or by personal service within or without the State of Texas, and agrees that service in such forms shall constitute good and sufficient service of process and notice thereof; provided, however, that nothing in clause (e) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 5.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 5.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement. Notwithstanding anything in the foregoing to the contrary, any amendment executed by the Partnership or any of its subsidiaries shall not be effective unless and until the execution of such amendment has been approved by the Conflicts Committee.

Section 5.9 Integration. This Agreement, together with the Schedules and Exhibits referenced herein, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

Section 5.10 Specific Performance. The Parties agree that money damages may not be a sufficient remedy for any breach of this Agreement and that in addition to any other remedy available at law or equity, the Parties shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any Party’s breach of this Agreement. The Parties agree that no bond shall be required for any injunctive relief in connection with a breach of this Agreement.

Section 5.11 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the Assets and interests referenced herein. For the avoidance of doubt, neither (a) the conveyance of the Assets from TRMC to the General Partner, from the General Partner to the Partnership or from the Partnership to the Operating Company, all as applicable, or (b) the execution, delivery and performance of the Contracts, is intended to be treated as a sale for tax or any other purposes.

Section 5.12 Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by facsimile to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 5.12.

If to Andeavor or TRMC:

Andeavor

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

Attn: General Counsel

Facsimile: (210) 745-4494

If to the General Partner, the Partnership or the Operating Company:

Andeavor Logistics LP

c/o Tesoro Logistics GP, LLC, its General Partner

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

Attn: General Counsel

Facsimile: (210) 745-4494

or to such other address or to such other person as either Party will have last designated by notice to the other Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed effective as of the Effective Time.

ANDEAVOR

By:	/S/ GREGORY J. GOFF
Gregory J. Goff
President and Chief Executive Officer

TESORO REFINING & MARKETING COMPANY LLC

By:	/S/ GREGORY J. GOFF
Gregory J. Goff
President

ANDEAVOR LOGISTICS LP

By:	Tesoro Logistics GP, LLC, its general partner

By:	/S/ STEVEN M. STERIN
Steven M. Sterin
President and Chief Financial Officer

TESORO LOGISTICS GP, LLC TESORO LOGISTICS OPERATIONS LLC

By:	/S/ STEVEN M. STERIN
Steven M. Sterin
President and Chief Financial Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

EXHIBIT A-1

Tankage

Storage Tanks

Shell Capacity
Tank #	(MBBL’s)
1	150
2	150
3	150
4	150
5	150
6	150
7	150
8	80
9	80
10	55
11	80
12	80
13	80
14	80
15	55
16	55
17	55
18	55
19	30
20	30
21	30
22	30
23	30
24	80
25	30
26	80
27	30
28	30
29	80
30	30
31	30
32	80
33	30
34	80

Exhibit A-1 – Page 1

Tankage

35	80
36	80
37	12
38	12
45	0.3
46	0.3
47	0.3
48	0.4
53	1
54	1
55	1
56	0.5
60	150
62	N/A (OOS)
88	10 (OOS)
89	10 (OOS)
90	10 (OOS)
91	30
92	150
95	N/A (OOS)
98	N/A (OOS)
99	N/A (OOS)
109	0.6
110	N/A (OOS)
113	30
114	114
115	0.6
134	100
138	N/A
142	150
147	N/A (OOS)
148	150
156	N/A
157	N/A
158	N/A
159	N/A (OOS)
160	2
171	130
180	N/A
202	187
203	193

Exhibit A-1 – Page 2

Tankage

221	N/A
222	N/A
223	N/A
224	N/A
225	N/A
226	N/A
227	N/A
228	N/A
229	N/A
230	30
231	101
232	N/A (OOS)
247	18
248	18
249	N/A (OOS)
241 A	N/A
241 B	N/A
255	N/A
280	N/A
801	0.9
802	0.9
803	0.9
804	0.9
866	0.7
867	0.7
877	N/A

59 crude and black-oils and petroleum product storage tanks with a total shell capacity of approximately 3.8 million Barrels and pipelines and other appurtenances that allow the transport of crude oil and petroleum products to and from the nearby dock and to and from other facilities located at TRMC’s refinery in Anacortes, Washington, and the associated Tank Farm Motor Control Centers. “OOS” designates tanks that are currently out of service.

Other Assets

CoCd	Cost Ctr	AFE #	Asset	SNo.	Cap.date	Asset description	Location
0600	21317	164100007	300067090	0	42727	Pipe, Valves and Fittings	Tank Farm
0600	21317	164100007	300067091	0	42777	Pipe, Valves and Fittings—Installation	Tank Farm
0600	21317	164100007	300067092	0	42712	Electrical	Tank Farm
0600	21317	162100077	300067239	0	42916	Pipe, Valves and Fittings	Tank Farm
0600	21317	162100077	300067240	0	42872	Electrical/Instrument Components	Tank Farm
0600	21317	162100077	300067241	0	42749	Pipe, Valves and Fittings—Installation	Tank Farm
0600	21317	162100077	300067242	0	42964	Instrumentation & Automation	Tank Farm
0600	21317	162100077	300067244	0	42833	Paint	Tank Farm
0600	21317	162100077	300067245	0	42794	Tools and Maintenance Equipment	Tank Farm

Exhibit A-1 – Page 3

Tankage

CoCd	Cost Ctr	AFE #	Asset	SNo.	Cap.date	Asset description	Location
0600	21317	162100077	300067246	0	42934	Equipment Rentals	Tank Farm
0600	21317	162100077	300067247	0	42747	In-House Engineering—Equipment	Tank Farm
0600	21317	0	100004558	0	20271	OIL STORAGE	Tank Farm
0600	21317	0	100004558	2	20271	OIL STORAGE	Tank Farm
0600	21317	0	100004574	0	20637	OIL STORAGE	Tank Farm
0600	21317	0	100004587	0	21002	OIL STORAGE	Tank Farm
0600	21317	0	100004604	0	21367	OIL STORAGE	Tank Farm
0600	21317	0	100004621	0	21732	OIL STORAGE	Tank Farm
0600	21317	0	100004637	0	22098	OIL STORAGE	Tank Farm
0600	21317	0	100004651	0	22463	OIL STORAGE	Tank Farm
0600	21317	0	100004665	0	22828	OIL STORAGE	Tank Farm
0600	21317	0	100004682	0	23193	OIL STORAGE	Tank Farm
0600	21317	0	100004697	0	23559	OIL STORAGE	Tank Farm
0600	21317	0	100004713	0	23924	OIL STORAGE	Tank Farm
0600	21317	0	100004725	0	24289	OIL STORAGE	Tank Farm
0600	21317	0	100004740	0	24654	OIL STORAGE	Tank Farm
0600	21317	0	100004751	0	25020	OIL STORAGE	Tank Farm
0600	21317	0	100004764	0	25385	OIL STORAGE	Tank Farm
0600	21317	0	100004777	0	25750	OIL STORAGE	Tank Farm
0600	21317	0	100004789	0	26115	OIL STORAGE	Tank Farm
0600	21317	0	100004803	0	26481	OIL STORAGE	Tank Farm
0600	21317	0	100004819	0	26846	OIL STORAGE	Tank Farm
0600	21317	0	100004834	0	27211	OIL STORAGE	Tank Farm
0600	21317	0	100004850	0	27576	OIL STORAGE	Tank Farm
0600	21317	0	100004874	0	28307	OIL STORAGE	Tank Farm
0600	21317	0	100004887	0	28672	OIL STORAGE	Tank Farm
0600	21317	0	100004903	0	29037	OIL STORAGE	Tank Farm
0600	21317	0	100004918	0	29403	OIL STORAGE	Tank Farm
0600	21317	0	100004931	0	29768	OIL STORAGE	Tank Farm
0600	21317	0	100004944	0	30133	OIL STORAGE	Tank Farm
0600	21317	0	100004957	0	30498	OIL STORAGE	Tank Farm
0600	21317	0	100004972	0	30864	OIL STORAGE	Tank Farm
0600	21317	0	100004987	0	31229	OIL STORAGE	Tank Farm
0600	21317	0	100005002	0	31594	OIL STORAGE	Tank Farm
0600	21317	0	100005016	0	31959	OIL STORAGE	Tank Farm
0600	21317	0	100005067	0	33055	OIL STORAGE	Tank Farm
0600	21317	0	100005085	0	33420	OIL STORAGE	Tank Farm
0600	21317	0	100005104	0	33786	OIL STORAGE	Tank Farm
0600	21317	0	100005123	0	34151	OIL STORAGE	Tank Farm
0600	21317	0	100005145	0	34516	OIL STORAGE	Tank Farm
0600	21317	0	100005163	0	34881	OIL STORAGE	Tank Farm
0600	21317	0	100005182	0	35247	OIL STORAGE	Tank Farm
0600	21317	0	100005199	0	35612	OIL STORAGE	Tank Farm
0600	21317	0	100005215	0	36114	OIL STORAGE	Tank Farm
0600	21317	0	100076635	0	20271	INTERCONNECT OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	002100004	100012064	0	36780	4 STEAM HEATERS FOR CRUDE OIL STORAGE TANK 3	Tank Farm
0600	21317	002100013	100013318	0	37145	CRUDE FEED SEGREGATION	Tank Farm
0600	21317	002100022	100012724	0	36993	RE-INSULATE TANK2 LINES & INSTALL STEAM HEAT TRACE	Tank Farm
0600	21317	005100035	100012257	0	36802	TANK 31 FLOOR REPLACEMENT	Tank Farm
0600	21317	005100043	100012258	0	36822	TANK 37 LEVEL GUAGE	Tank Farm
0600	21317	007100004	100012259	0	36780	TANK 3 SEAL REPLACEMENT	Tank Farm
0600	21317	007100028	100013475	0	37196	WATER-IN CRUDE MONITOR $ CONTROL VALVE	Tank Farm
0600	21317	012100018	100016514	0	37265	BULK LP OXIDATION SYSTEM	Tank Farm
0600	21317	014100003	100013698	0	37210	MODIFY (2) BUTANE/PROPANE DELUGE FIRE WATER VALVES	Tank Farm
0600	21317	015100034	100013705	0	37124	REPLACE ROOF—TANK 25	Tank Farm
0600	21317	017100003	100013710	0	36958	SECONDARY SEAL—TANK 14	Tank Farm
0600	21317	017100010	100013707	0	37055	TANK 60 SEAL REPLACEMENT	Tank Farm
0600	21317	024100016	100018838	0	37621	AUTOMATE VALVES ON PROPANE/BUTANE SYSTEM	Tank Farm
0600	21317	025100004	100018898	0	37617	FUELS MANGER—TANK LEVEL/ALARM SYSTEM—SOFTWARE	Tank Farm

Exhibit A-1 – Page 4

Tankage

CoCd	Cost Ctr	AFE #	Asset	SNo.	Cap.date	Asset description	Location
0600	21317	027100014	100017445	0	37445	TANK 27 ROOF SEAL REPLACEMENT	Tank Farm
0600	21317	035100007	100019016	0	37683	REPLACE ROOF INSULATION—TANK 34	Tank Farm
0600	21317	035100060	100036026	0	38089	TANK 11 FLOOR REPLACEMENT	Tank Farm
0600	21317	035100073	100036027	0	38096	TANK 148 FLOOR AND SEAL REPLACEMENT	Tank Farm
0600	21317	037100018	100034937	0	37973	AUTOMATE TANK 5 DEWATERING	Tank Farm
0600	21317	037100018	100035076	0	37987	AUTOMATE TANK 5 DEWATERING	Tank Farm
0600	21317	042100010	100037283	0	38596	RAIL LOADING RACK UPGRADES	Tank Farm
0600	21317	042100010	100037284	0	38596	TANK FARM FIELD PIPING	Tank Farm
0600	21317	045100007	100036276	0	38168	TANK 12 CONE ROOF AND FLOOR PLATE REPLACEMENT	Tank Farm
0600	21317	045100027	100036505	0	38264	TANK 33 FLOOR REPLACEMENT	Tank Farm
0600	21317	047100019	100037105	0	38518	DEWATERING INSTRUMENTATION—TANK 3	Tank Farm
0600	21317	047100028	100037106	0	38518	DEWATERING INSTRUMENTATION—TANK 2	Tank Farm
0600	21317	052100026	100040519	0	39448	USLD OFFSITE INFRASTRUCTURE UPGRADE—SHIPPING PUMP	Tank Farm
0600	21317	052100026	100040520	0	39448	USLD OFFSITE INFRASTRUCTURE UPGRADE—LUBRICITY SKID	Tank Farm
0600	21317	052100026	100040521	0	39448	USLD OFFSITE INFRASTRUCTURE—SHIPPING PUMP STAIRWAY	Tank Farm
0600	21317	055100014	100037451	0	38640	TANK 36 FLOOR REPLACEMENT	Tank Farm
0600	21317	055100014	100037452	0	38640	TANK 36 FLOOR REPLACEMENT—CP MONITORING SYSTEM	Tank Farm
0600	21317	062100018	100038638	0	39022	BOTTOM—TANK 35	Tank Farm
0600	21317	062100033	100038970	0	39128	TANK 9 SUCTION LINE	Tank Farm
0600	21317	077100013	100039922	0	39278	TANK 54 SAAB TANK RADAR LEVEL GAUGE	Tank Farm
0600	21317	077100018	100040969	0	39644	AGAR MOISTURE ANALYZER—TANK 3	Tank Farm
0600	21317	077100018	100040970	0	39644	SOLARTRON DENSITOMETER ANALYZER—TANK 3	Tank Farm
0600	21317	077100018	100040971	0	39644	AGAR MOISTURE ANALYZER—TANK 60	Tank Farm
0600	21317	077100018	100040972	0	39644	SOLARTRON DENSITOMETER ANALYZER—TANK 60	Tank Farm
0600	21317	077100032	100043432	0	39873	TANK 60 AUTOMATIC DEWATERING CONTROLS	Tank Farm
0600	21317	082100001	100044771	0	40188	TANK 23 MOTOR OPERATED VALVES (MOV)	Tank Farm
0600	21317	082100028	100044024	0	39946	16” CRUDE CUSTODY TRANSFER SONIC FLOW METER	Tank Farm
0600	21317	084100013	100042604	0	39767	MOBILE SAFE ACCESS TTX SYSTEM—LADDER W/ PLATFORM	Tank Farm
0600	21317	085100026	100044083	0	39962	REDUNDANT HIGH LEVEL ALARM—TANK 1	Tank Farm
0600	21317	085100026	100044084	0	39962	REDUNDANT HIGH LEVEL ALARM—TANK 60	Tank Farm
0600	21317	087100036	100047463	0	40634	CRUDE AGAR AND DENSITY ANALYZER	Tank Farm
0600	21317	087100036	100047463	1	40634	CRUDE AGAR AND DENSITY ANALYZER	Tank Farm
0600	21317	094100025	100045214	0	40219	MOV—CRUDE/BUNKER BLOCK VALVES TO WHARF	Tank Farm
0600	21317	097100011	100045670	0	40252	REDUNDANT HIGH LEVEL ALARM—TANK 2	Tank Farm
0600	21317	097100011	100045670	1	40544	REDUNDANT HIGH LEVEL ALARM—TANK 2	Tank Farm
0600	21317	097100011	100045671	0	40252	REDUNDANT HIGH LEVEL ALARM—TANK 3	Tank Farm
0600	21317	097100011	100045672	0	40252	REDUNDANT HIGH LEVEL ALARM—TANK 4	Tank Farm
0600	21317	097100011	100045673	0	40252	REDUNDANT HIGH LEVEL ALARM—TANK 5	Tank Farm

Exhibit A-1 – Page 5

Tankage

CoCd	Cost Ctr	AFE #	Asset	SNo.	Cap.date	Asset description	Location
0600	21317	097100011	100045674	0	40252	REDUNDANT HIGH LEVEL ALARM—TANK 26	Tank Farm
0600	21317	097100011	100045675	0	40252	REDUNDANT HIGH LEVEL ALARM—TANK 91	Tank Farm
0600	21317	097100011	100045676	0	40252	REDUNDANT HIGH LEVEL ALARM—TANK 114	Tank Farm
0600	21317	097100011	100045677	0	40252	REDUNDANT HIGH LEVEL ALARM—TANK 171	Tank Farm
0600	21317	112100016	100047908	0	40695	ASPHALT PLANT CRUDE RAILCAR UNLOADING FACILITY	Tank Farm
0600	21317	112100016	100047908	1	40909	ASPHALT PLANT CRUDE RAILCAR UNLOADING FACILITY	Tank Farm
0600	21317	112100041	100051108	0	41157	CROF—TANK TK-280 (INSIDE REFINERY)	Tank Farm
0600	21317	112100041	100051108	1	41275	CROF—TANK TK-280 (INSIDE REFINERY)	Tank Farm
0600	21317	112100041	100051109	0	41157	CROF—PIPE (INSIDE REFINERY)	Tank Farm
0600	21317	112100041	100051109	1	41275	CROF—PIPE (INSIDE REFINERY)	Tank Farm
0600	21317	112100041	100051109	2	41640	CROF—PIPE (INSIDE REFINERY)	Tank Farm
0600	21317	112100041	100051110	0	41157	CROF—INSTRUMENTATION (INSIDE REFINERY)	Tank Farm
0600	21317	112100041	100051110	1	41275	CROF—INSTRUMENTATION (INSIDE REFINERY)	Tank Farm
0600	21317	112100041	100051111	0	41157	CROF—CATHODIC PROTECTION (INSIDE REFINERY)	Tank Farm
0600	21317	112100041	100051111	1	41275	CROF—CATHODIC PROTECTION (INSIDE REFINERY)	Tank Farm
0600	21317	112100041	100051117	0	41157	CROF—ELECTRICAL—OSBL (INSIDE REFINERY)	Tank Farm
0600	21317	112100041	100051117	1	41275	CROF—ELECTRICAL—OSBL (INSIDE REFINERY)	Tank Farm
0600	21317	134100023	100058365	0	41904	TRAILER MOUNTED FIRE MONITOR	Tank Farm
0600	21317	142100013	100058504	0	41938	TANK 230 CONVERSION TO BUTANE SERVICE	Tank Farm
0600	21317	142100013	100058504	1	42064	TANK 230 CONVERSION TO BUTANE SERVICE	Tank Farm
0600	21317	147100005	100060118	0	42005	TANK 27 ANACORTES GASOLINE TANK MIXERS AND TAPS	Tank Farm
0600	21317	147100005	100060119	0	42005	TANK 28 ANACORTES GASOLINE TANK MIXERS AND TAPS	Tank Farm
0600	21317	147100005	100060120	0	42005	TANK 32 ANACORTES GASOLINE TANK MIXERS AND TAPS	Tank Farm
0600	21317	147100005	100060120	1	42370	TANK 32 ANACORTES GASOLINE TANK MIXERS AND TAPS	Tank Farm
0600	21317	147100005	100060121	0	42005	TANK 92 ANACORTES GASOLINE TANK MIXERS AND TAPS	Tank Farm
0600	21317	147100005	100060122	0	42005	TANK 30 ANACORTES GASOLINE TANK MIXERS AND TAPS	Tank Farm
0600	21317	147100005	100060123	0	42005	TANK 31 ANACORTES GASOLINE TANK MIXERS AND TAPS	Tank Farm
0600	21317	154100022	100071643	0	42440	PROPANE RELIEF SYSTEM	Tank Farm
0600	21317	157100009	100072114	0	42473	KINDER MORGAN CRUDE CONTAINMENT	Tank Farm
0600	21317	164100003	100072673	0	42522	TANK 38	Tank Farm
0600	21317	164100003	100072713	0	42550	TANK 37 ZONE C BUTANE STORAGE TANK 38 SAFETY IMP	Tank Farm
0600	21317	164100003	100072713	1	42736	TANK 37 ZONE C BUTANE STORAGE TANK 38 SAFETY IMP	Tank Farm
0600	21317	67100039	100060113	0	42086	TANK 1 SAP#1254807 AUTOMATE TANK 1 DEWATERING	Tank Farm
0600	21317	7W9210	100005261	0	36039	ASPHALT SALES PROJECT	Tank Farm
0600	21317	7W9210	100005262	0	36130	ASPHALT SALES PROJECT	Tank Farm
0600	21317	7Y1110	100005279	0	36039	NEW 12IN FLOATING SUCTION FOR TK8	Tank Farm
0600	21317	7Y1110	100005280	0	36130	NEW 12IN FLOATING SUCTION FOR TK8	Tank Farm

Exhibit A-1 – Page 6

Tankage

CoCd	Cost Ctr	AFE #	Asset	SNo.	Cap.date	Asset description	Location
0600	21317	982100001	100007300	0	36251	ASPHALT SALES PROJECT	Tank Farm
0600	21317	985100007	100006944	0	36280	CLEAN/REPAIR TANK 9	Tank Farm
0600	21317	992100004	100011672	0	36556	HIGH SULFUR DIESEL DYE INJECTION SYSTEM	Tank Farm
0600	21317	992100008	100011422	0	36540	DEDICATED DIESEL LINE TO WHARF	Tank Farm
0600	21317	992100020	100011673	0	36677	ASPHAULT ANTI-STRIP INJECTION	Tank Farm
0600	21317	992100022	100011428	0	36537	LOW SULFUR TO HIGH SULFUR DIESEL CROSSOVER	Tank Farm
0600	21317	994100001	100011430	0	36542	RUNDOWN LINE—TEMPERATURE INDICATORS	Tank Farm
0600	21317	995100002	100011188	0	36342	MIXER FOR TANK 29	Tank Farm
0600	21317	995100003	100011238	0	36440	TK38 RADAR LEVEL TRANSMITTER	Tank Farm
0600	21317	995100005	100011244	0	36342	CC FD TK 2-FLOOR R	Tank Farm
0600	21317	995100023	100011250	0	36434	TANK 19 SEAL REPLACEMENT	Tank Farm
0600	21317	995100024	100012256	0	36563	TANK 29 FLOOR REPLACEMENT	Tank Farm
0600	21317	995100025	100012118	0	36707	REPLACE OVERHEAD TRANSFORMER CONNECTIONS	Tank Farm
0600	21317	995100026	100012119	0	36799	REPLACE FEEDER # 242 IN TANK FARM	Tank Farm
0600	21317	997100004	100011251	0	36434	TK4 SECONDARY SEALS	Tank Farm
0600	21317	997100004	100011366	0	36526	TK4 SECONDARY SEALS	Tank Farm
0600	21317	997100006	100011242	0	36465	TK21 SECONDARY SEALS	Tank Farm
0600	21317	997100006	100011364	0	36526	TK21 SECONDARY SEALS	Tank Farm
0600	21317	997100007	100011441	0	36585	1999 SECONDARY SEALS-TANK 22	Tank Farm
0600	21338	0	100004556	0	20271	BLENDING PLANT	Blender
0600	21338	0	100004561	0	20271	CHEMICAL HANDLING	Blender
0600	21338	0	100004573	0	20637	BLENDING PLANT	Blender
0600	21338	0	100004585	0	21002	BLENDING PLANT	Blender
0600	21338	0	100004590	0	21002	CHEMICAL HANDLING	Blender
0600	21338	0	100004602	0	21367	BLENDING PLANT	Blender
0600	21338	0	100004619	0	21732	BLENDING PLANT	Blender
0600	21338	0	100004635	0	22098	BLENDING PLANT	Blender
0600	21338	0	100004649	0	22463	BLENDING PLANT	Blender
0600	21338	0	100004662	0	22828	BLENDING PLANT	Blender
0600	21338	0	100004679	0	23193	BLENDING PLANT	Blender
0600	21338	0	100004694	0	23559	BLENDING PLANT	Blender
0600	21338	0	100004700	0	23559	CHEMICAL HANDLING	Blender
0600	21338	0	100004748	0	25020	BLENDING PLANT	Blender
0600	21338	0	100004754	0	25020	CHEMICAL HANDLING	Blender
0600	21338	0	100004766	0	25385	CHEMICAL HANDLING	Blender
0600	21338	0	100004774	0	25750	BLENDING PLANT	Blender
0600	21338	0	100004801	0	26481	BLENDING PLANT	Blender
0600	21338	0	100004817	0	26846	BLENDING PLANT	Blender
0600	21338	0	100004822	0	26846	CHEMICAL HANDLING	Blender
0600	21338	0	100004847	0	27576	BLENDING PLANT	Blender
0600	21338	0	100004853	0	27576	CHEMICAL HANDLING	Blender
0600	21338	0	100004901	0	29037	BLENDING PLANT	Blender
0600	21338	0	100004929	0	29768	BLENDING PLANT	Blender
0600	21338	0	100004984	0	31229	BLENDING PLANT	Blender
0600	21338	0	100005000	0	31594	BLENDING PLANT	Blender
0600	21338	0	100005032	0	32325	BLENDING PLANT	Blender
0600	21338	0	100005051	0	32690	CHEMICAL HANDLING	Blender
0600	21338	0	100005087	0	33420	CHEMICAL HANDLING	Blender
0600	21338	0	100005101	0	33786	BLENDING PLANT	Blender
0600	21338	0	100005120	0	34151	BLENDING PLANT	Blender
0600	21338	0	100005142	0	34516	BLENDING PLANT	Blender
0600	21338	0	100005159	0	34881	BLENDING PLANT	Blender
0600	21338	0	100005178	0	35247	BLENDING PLANT	Blender
0600	21338	032100010	100036282	0	38168	ANTEK P6200S SULFUR ANALYZER	Blender
0600	21338	042100004	100037045	0	38487	REID VAPOR PRESSURE ANALYZER	Blender
0600	21338	042100004	100037047	0	38487	NEAR INFRA-RED SPECTROMETER	Blender
0600	21338	042100004	100038658	0	38718	REID VAPOR PRESSURE ANALYZER	Blender
0600	21338	042100004	100038659	0	38718	NEAR INFRA-RED SPECTROMETER	Blender
0600	21338	045100025	100036509	0	38289	CARB PROPERTIES IN BLENDER BPC	Blender

Exhibit A-1 – Page 7

Tankage

CoCd	Cost Ctr	AFE #	Asset	SNo.	Cap.date	Asset description	Location
0600	21338	062100005	100045024	0	40179	MCS GASOLINE BLENDING SYSTEM SOFTWARE	Blender
0600	21338	062100005	100045025	0	40179	(5) PERSONAL COMPUTERS—MCS GASOLINE BLENDER UPGR	Blender
0600	21338	062100005	100045028	0	40179	PROCESS CONTROL EQUIP—MCS GASOLINE BLENDING UPGR	Blender
0600	21338	075100027	100041284	0	39736	CONCRETE CONTAINMENT PAD @ CAUSTIC UNLOAD FACILITY	Blender
0600	21338	984100002	100007302	0	36373	HEATED EYE WASH STATIONS IN CHEMICAL TANK AREA (3)	Blender
0600	21338	994100004	100011431	0	36526	BLENDING—REPLACE 2400V MOTOR STARTERS	Blender

Exhibit A-1 – Page 8

Tankage

EXHIBIT A-2

Manifest Rail Rack and Trackage

CoCd	Cost Ctr	AFE #	Asset	SNo.	Cap.date	Asset description	Location
0600	21317	142100015	100072745	0	42541	WAX CRUDE TANK	ATB Unloading
0600	21317	142100015	100072746	0	42541	WAX CRUDE TANK	ATB Unloading
0600	21317	142100015	100072747	0	42541	CRUDE FEED PUMP	ATB Unloading
0600	21317	142100015	100072748	0	42541	CRUDE FEED PUMP	ATB Unloading
0600	21317	142100015	100072749	0	42541	RAILCAR CRUDE UNLOADING PUMP	ATB Unloading
0600	21317	142100015	100072750	0	42541	CONDENSATE FLASH DRUM SKID	ATB Unloading
0600	21317	142100015	100072751	0	42541	CRUDE RAILCAR RAILROAD TRACK	ATB Unloading
0600	21317	142100015	100072752	0	42541	RAILCAR UNLOADING ACCESS STRUCTURE	ATB Unloading
0600	21317	142100015	100072753	0	42541	PIPING SYSTEMS	ATB Unloading
0600	21317	142100015	100072753	1	42736	PIPING SYSTEMS	ATB Unloading
0600	21317	142100015	100072755	0	42541	ELECTRICAL SYSTEMS	ATB Unloading
0600	21317	142100015	100072756	0	42541	ELECTRIC HEAT TRACING	ATB Unloading
0600	21317	142100015	100072757	0	42541	INSTRUMENTATION & CONTROLS	ATB Unloading
0600	21382	0	100004463	0	20271	LAND IMPROVEMENTS—RAILROADS	Remaining Rail
0600	21382	0	100004492	0	26115	LAND IMPROVEMENTS—RAILROADS	Remaining Rail
0600	21382	0	100004507	0	29768	LAND IMPROVEMENTS—RAILROADS	Remaining Rail
0600	21382	0	100004509	0	30133	LAND IMPROVEMENTS—RAILROADS	Remaining Rail

Exhibit A-2 – Page 1

Manifest Rail Rack and Trackage

EXHIBIT A-3

Pipelines

CoCd	Cost Ctr	AFE #	Asset	SNo.	Cap.date	Asset description	Location
0600	21317	0	100004560	0	20271	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004576	0	20637	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004589	0	21002	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004606	0	21367	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004623	0	21732	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004639	0	22098	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004653	0	22463	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004667	0	22828	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004683	0	23193	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004699	0	23559	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004715	0	23924	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004727	0	24289	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004741	0	24654	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004779	0	25750	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004791	0	26115	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004805	0	26481	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004835	0	27211	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004852	0	27576	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004864	0	27942	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004876	0	28307	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004905	0	29037	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004933	0	29768	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004946	0	30133	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100004989	0	31229	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100005003	0	31594	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100005018	0	31959	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100005050	0	32690	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100005069	0	33055	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100005125	0	34151	OIL LINES AND CONNECTIONS	Tank Farm
0600	21317	0	100005165	0	34881	OIL LINES AND CONNECTIONS	Tank Farm

Pipeline Description	Location
12” PUL Line (F St. East Rack)	Extends to dock
12” RUL Line (F St. East Rack)	Extends to dock
12” Resid Line (F St. East Rack)	Extends to dock
12” Jet Line (F St. East Rack)	Extends to dock
16” Bunker Line (F St. East Rack)	Extends to dock
16” Crude Line (F St. East Rack)	Extends to dock
6” New Slops Line (F St. East Rack)	Extends to dock
12” Ballast (MVEC) Line (F St. East Rack)	Extends to dock
10” Diesel Line (F St. East Rack)	Extends to dock
24” Crude line at Marine Tankage
16” Crude line at Marine Tankage
8” RU 2000 (NIS) E/W Line (8th St.)	Between tank farm and truck rack
8” LS Diesel E/W Line (8th St.)	Between tank farm and truck rack
8” SU 2000 (NIS) E/W Line (8th St.)	Between tank farm and truck rack
4” Propane Sys L1209 E/W Line (8th St.)	Between tank farm and truck rack
16” CROF Crude E/W Line (8th St.)	Between tank farm and truck rack
12” Crude Line (11th St.)
16” CROF Crude Line (11th St.)
12” TK-14/15/16 Suction Line (F St. West Rack)
12” Blended Gasoline Line (F St. West Rack)
10” TK-20/21/22/32 Suction Line (F St. West Rack)

Exhibit A-3 – Page 1

Pipelines

6” Utility Line (F St. West Rack)
10” Utility Line (F St. West Rack)
12” TK-17 Suction Line (F St. West Rack)
12” TK-18 Suction Line (F St. West Rack)
12” TK-12 Suction Line (F St. West Rack)
12” TK-13/14 Suction Line (F St. West Rack)
10” TK-10 Suction Line (F St. West Rack)
10” ULSD Line (7th and F St.)
12” Diesel Recycle Line (7th and F St.)
12” Blended Gasoline Line (7th and F St.)
16” PUL to OPL Manifold	Interconnection Line
16” House Brand to OPL Manifold	Interconnection Line
16” RUL to OPL Manifold	Interconnection Line
16” Jet to OPL Manifold	Interconnection Line
16” ULSD to OPL Manifold	Interconnection Line
16” LSDL to OPL Manifold	Interconnection Line
16” Crude Pipeline from TMX Manifold	Interconnection Line

Pipelines noted in the following schematic renderings of the Anacortes Refinery.

Exhibit A-3 – Page 2

Pipelines

EXHIBIT B

Permitted Liens

Liens, claims, charges, options, encumbrances, mortgages, pledges or security interests as follows:

(a) incurred and made in the ordinary course of business in connection with worker’s compensation;

(b) that secure the performance of bids, tenders, leases, contracts (other than for the repayment of debt), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

(c) imposed by law, such as carriers’, warehouseman’s, mechanics’, materialmen’s, landlords’, laborers’, suppliers’ and vendors’ liens, incurred in good faith in the ordinary course of business and that secure obligations that are not yet due or delinquent or which are being contested in good faith by appropriate proceedings as to which the TRMC has set aside on its books adequate reserves;

(d) that secure the payment of taxes, either not yet due or delinquent or being contested in good faith by appropriate legal or administrative proceedings and as to which TRMC has set aside on its books adequate reserves;

(e) zoning restrictions, easements, licenses, rights of way, declarations, reservations, provisions, covenants, conditions, waivers or restrictions on the use of property (and with respect to leasehold interests, mortgages, obligations and liens incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee);

(f) on property existing at the time such property was acquired by TRMC (provided, that they were not created in contemplation of the acquisition of such property by TRMC);

(g) created by the Operating Company; and

(h) pursuant to this Agreement, the Omnibus Agreement, the Secondment and Logistics Services Agreement, and the Contracts.

Exhibit B – Page 1

Permitted Liens

EXHIBIT C

Excluded Assets and Liabilities

Excluded Assets and Liabilities related to the Assets in general:

•	Air permits; provided, that TRMC shall take action to permit the Operating Company to operate under TRMC’s air permits applicable to the Anacortes Refinery.

Excluded Assets and Liabilities related to the Anacortes Marine Terminal:

•	Any and all inventory;

•	Any land on which the Anacortes Marine Terminal is located and any liabilities related thereto; and

•	Any working capital of TRMC and its Affiliates (other than the General Partner and the Partnership Group) related to such assets.

Excluded Assets and Liabilities related to the Tankage:

•	Any and all inventory;

•	Any land on which the Tankage is located and any liabilities related thereto;

•	Any working capital of TRMC and its Affiliates (other than the General Partner and the Partnership Group) related to such assets;

•	The utility lines, steam lines, sewer lines and certain hydrocarbon lines on the Tankage site; and

•	Electric power substation and related sheds and equipment.

Excluded Assets and Liabilities related to the Pipelines:

•	All other pipe lines in the N/S pipe way such as process “Run Down”, “Unit Charge”, and utility systems (air, steam, electrical, communication systems, fiber optic etc.);

•	West side of F-street), 4” Acid line (L-1202), 8”H2S Line (L-1201), 10” Acid Gas (L-2247),These three lines move from the west side of F-street to the east side of F-street at 11th street and turn east to General Chemical at 14th street; and

•	All other pipelines listed as “Refinery” pipeline in the schematic rendering attached to Exhibit A-3.

Exhibit C – Page 1

Excluded Assets and Liabilities

EXHIBIT D

Bill of Sale

(See attached.)

Exhibit D – Page 1

Bill of Sale

EXHIBIT E-1 and E-2

Anacortes Storage Services Agreement and Service Order

(See attached.)

EXHIBIT E-1 and E-2 – Page 1

Anacortes Storage Services Agreement and Service Orders

EXHIBIT F-1 and F-2

Anacortes Marine Terminal Operating Agreement and Service Order

(See attached.)

Exhibit F-1 and F-2 – Page 1

Anacortes Marine Terminal Operating Agreement and Service Order

EXHIBIT G-1, G-2 and G-3

Anacortes Manifest Rail Terminalling Services Agreement and Service Orders

(See attached.)

Exhibit G-1, G-2 and G-3 – Page 1

Anacortes Manifest Rail Terminalling Services Agreement and Service Orders

EXHIBIT H-1 and H-2

Transportation Services Agreement – Anacortes Short Haul Pipelines and Service Order

(See attached.)

Exhibits H-1 and H-2 – Page 1

Transportation Services Agreement – Anacortes Short Haul Pipeliens and Service Order

Exhibit I-1, I-2 and I-3

Ground Leases

(See attached.)

Exhibit I-1, I-2 and I-3 – Page 1

Ground Leases

EXHIBIT J

Assignment

(See attached.)

Exhibit J – Page 1

Assignment

EXHIBIT K

Service Order to the Secondment and Logistics Services Agreement

(See attached.)

Exhibit K – Page 1

Service Order to the Secondment and Logistics Services Agreement

EXHIBIT L

First Amended and Restated Schedules to the Omnibus Agreement

(See attached.)

Exhibit L – Page 1

First Amended and Restated Schedules to the Omnibus Agreement

EXHIBIT M

Amendment No. 6 to the Second Amended and Restated Limited Liability Company Agreement of the General Partner

(See attached.)

Exhibit M – Page 1

Amendment No. 6 to Second Amended and Restated Limited Liability

Company Agreement of the General Partner

EXHIBIT N

10-Year Promissory Note

(See attached.)

Exhibit N – Page 1

10-Year Promissory Note

EXHIBIT O

Debt Indemnification Agreement

(See attached.)

Exhibit O – Page 1

Debt Indemnification Agreement

EXHIBIT P

Sublease Rights and Escrow Agreement

(See attached.)

Exhibit P – Page 1

Sublease Rights Agreement

EXHIBIT Q

Closing Escrow Agreement

(See attached.)

Exhibit Q – Page 1

Closing Escrow Agreement